AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS


                            between

                      FAIRFAX CENTRE, LLC,
            a California limited liability company

                           as Seller

                              and

               ARDEN REALTY LIMITED PARTNERSHIP,
                 a Maryland limited partnership

                            as Buyer

                       TABLE OF CONTENTS


                                                             Page

1.    DEFINITIONS                                               1
      1.1   "Amendment to License Agreement and
            Assignment, Assumption and Consent"                 1
      1.2   "Amresco"                                           1
      1.3   "Appurtenances"                                     1
      1.4   "Assignment, Assumption and Consent
            Agreement"                                          2
      1.5   "Assignment and Assumption of Leases"               2
      1.6   "Assignment of Intangible Property and
            Escrow Fund"                                        2
      1.7   "Bill of Sale"                                      2
      1.8   "Broker"                                            2
      1.9   "Business Days"                                     2
      1.10  "Closing"                                           2
      1.11  "Closing Date"                                      2
      1.12  "Code"                                              2
      1.13  "Deed"                                              3
      1.14  "Deposit"                                           3
      1.15  Intentionally omitted                               3
      1.16  "Escrow Fund"                                       3
      1.17  "Escrow Fund Balance"                               3
      1.18  "Escrow Holder"                                     3
      1.19  "Fixtures"                                          3
      1.20  "Governmental Regulations"                          3
      1.21  "Hazardous Materials"                               3
      1.22  "Intangible Property"                               4
      1.23  "Land"                                              4
      1.24  "Leases"                                            4
      1.25  "Lender"                                            4
      1.26  "Lender's Legal Fees Reimbursement"                 4
      1.27  "License Agreement"                                 4
      1.28  "Licenses and Permits"                              4
      1.29  "Loan"                                              4
      1.30  "Loan Approval Date"                                4
      1.31  "Loan Assumption Fee"                               5
      1.32  "Loan Documents"                                    5
      1.33  "Loan Servicing Fee"                                5
      1.34  "Notice To Tenants"                                 5
      1.35  "Personal Property"                                 5
      1.36  "Property"                                          5
      1.37  "Purchase Price                                     5
      1.38  "Real Property"                                     5
      1.39  "Records and Plans"                                 5
      1.40  "Replacement Escrow Fund"                           5
      1.41  "Rollover Escrow Fund"                              5
      1.42  "Schedule of Tenant Improvement
            Allowances and Rent Credits"                        6
      1.43  "Service Contracts"                                 6
      1.44  "Tax and Insurance Escrow Fund"                     6
      1.45  "Tenant Estoppels"                                  6
      1.46  "Title Company"                                     6
      1.47  "Title Policy"                                      6
      1.48  "Transferor's Certificate"                          6
      1.49  "Warranties"                                        6

2.    ESCROW; DEPOSIT                                           7
      2.1   Escrow Instructions                                 7
      2.2   Deposits                                            7

3.    AGREEMENT TO SELL; PURCHASE PRICE                         7
      3.1   Deposits                                            7
      3.2   Balance of Purchase Price; Escrow Fund
            Balance                                             7

4.    DELIVERIES AT CLOSING; CLOSING PROCEDURES                 8
      4.1   By Seller                                           8
      4.2   By Buyer                                            9
      4.3   By Buyer and Seller                                 9
      4.4   Closing Procedures                                  9

5.    REPRESENTATIONS AND WARRANTIES                           11
      5.1   Seller's Representations and Warranties.           11
      5.2   Buyer's Representations and Warranties.            13

6.    SELLER'S OBLIGATIONS                                     14
      6.1   Further Liens and Encumbrances                     14
      6.2   Lease; Other Contracts; Interim
            Activities                                         14
      6.3   Property Management and Operation                  14
      6.4   Cooperation with Representatives                   14
      6.5   No Removal of Personal Property                    15
      6.6   Obtaining Estoppels and Consents                   15
      6.7   Assignment and Assumption of Loan                  15
      6.8   Service Contracts                                  15
      6.9   Post-Closing Financial Records                     15
      6.10  Audit Rights                                       15
      6.11  Management and Listing Agreements                  16

8.    CONDITIONS PRECEDENT/CONCURRENT TO CLOSING; CLOSING
      DATE                                                     16
      8.1   Buyer's Conditions                                 16
            8.1.1 Representations, Warranties
                  and Covenants of Seller                      16
            8.1.2 Seller's Deliveries                          16
            8.1.3 No Material Changes                          16
            8.1.4 Delivery of Pre-Closing
                  Documents and Agreements                     16
            8.1.5 Title Insurance                              17
            8.1.7 Loan Approval                                17
            8.1.8 CBS' Right to Purchase                       17
      8.2   Seller's Conditions                                17
            8.2.1 Representations and Warranties of Buyer      17
            8.2.2 Buyer's Deliveries                           17
      9.    Intentionally omitted                              17

10.   PRORATIONS                                               17
      10.1  Current Rent                                       17
      10.2  Rent Arrears                                       18
      10.3  Tenant Improvement Allowances and Rent Credits     18
      10.4  Security Deposits                                  18
      10.5  Other Prorations                                   18
      10.6  Preliminary Closing Adjustment                     18
      10.7  Post-Closing Reconciliation                        18
      10.8  Survival                                           18

11.   COSTS AND EXPENSES                                       19
      11.1  Seller                                             19
      11.2  Buyer                                              19
      11.3  Other Closing Costs                                19
      11.4  Delivery of Possession                             19

12.   CONDEMNATION AND DESTRUCTION                             19
      12.1  Eminent Domain or Taking                           19
      12.2  Damage or Destruction                              20

13.   REMEDIES                                                 20
      13.1  Buyer's Remedies                                   20
      13.2  Seller's Remedies                                  22

14.   1031 EXCHANGE                                            22

15.   BROKERAGE COMMISSIONS                                    23

16.   NOTICES                                                  23

17.   ASSIGNMENT                                               24
      17.1  Assignment by Buyer                                24
      17.2  Buyer Assignee's Rights and Obligations            24

18.   MISCELLANEOUS                                            24
      18.1  Survival                                           24
      18.2  Parties in Interest                                24
      18.3  Section Headings                                   25
      18.4  No Oral Modifications                              25
      18.5  Full Integration                                   25
      18.6  Binding Effect                                     25
      18.7  Seller's Advice of Counsel                         25
      18.8  Attorneys' Fees                                    25
      18.9  Governing Law                                      25
      18.10 Confidentiality                                    25
      18.11 Captions                                           26
      18.12 Severability                                       26
      18.13 Time of the Essence                                26
      18.14 Non-Waiver                                         26
      18.15 Facsimile                                          26
      18.16 Further Assurances                                 26
      18.17 Joint and Several Liability.                       26
      18.18 Counterparts                                       26
      18.19 Seller's Indemnities                               27
      18.20 Reimbursement of Costs to Buyer                    27


                 AGREEMENT OF PURCHASE AND SALE
                 AND JOINT ESCROW INSTRUCTIONS


          THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") dated as of the 29th day of August, 1997 is by and between Fairfax Centre, LLC, a California limited liability company ("Seller"), and Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer"). Capitalized terms used in the Recitals below, not otherwise defined therein, shall have the meanings ascribed to them in
Section 1 of this Agreement.


                        R E C I T A L S

          WHEREAS, this Agreement is made and entered into with reference to the following facts:

          WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Property on the terms and conditions set forth in this Agreement.


                       A G R E E M E N T

          NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

          1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

               1.1  "Amendment to License Agreement and
Assignment, Assumption and Consent" means the Amendment to License Agreement and Assignment, Assumption and Consent in the form of, and upon the terms and conditions contained in Exhibit
"N".

               1.2  "Amresco" means Amresco Services L.P.

               1.3 "Appurtenances" means all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon sub stances in, on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements appurtenant to the Land.

               1.4  "Assignment, Assumption and Consent
Agreement" means a written assignment, assumption and consent agreement made by Lender, Seller and Buyer, and a beneficiary statement made by Lender, both in form and content acceptable to Buyer in its sole and nonreviewable discretion, wherein Lender consents to the assignment to and assumption of the Loan by Buyer, and represents to Buyer that Seller is not in default under any of the terms or provisions of the Loan Documents beyond the expiration of any notice and cure period provided for therein.

               1.5 "Assignment and Assumption of Leases" means the Assignment and Assumption of Leases, to be duly executed and delivered by Seller and Buyer in accordance with Section 4.1 of this Agreement, assigning to Buyer all of Seller's right, title and interest in and to the Leases. The Assignment and Assumption of Leases shall be in the form of, and upon the terms contained in, Exhibit "C".

               1.6 "Assignment of Intangible Property and Escrow Fund" means the Assignment of Intangible Property and Escrow Fund, to be duly executed and delivered by Seller in accordance with Sections 4.1 and 4.2 of this Agreement, assigning to Buyer all of Seller's right, title and interest, if any, in and to the Intangible Property and Escrow Fund. The Assignment of Intangible Property and Escrow Fund shall be in the form of, and upon the terms contained in, Exhibit "B".

               1.7 "Bill of Sale" means the Bill of Sale, to be duly executed and delivered by Seller in accordance with
Section 4.1 of this Agreement, conveying to Buyer all of the Personal Property. The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit "D".

               1.8  "Broker" means First Property Realty
Corporation.

               1.9  "Business Days" means all days except
Saturdays, Sundays and holidays in which a majority of the banks in the City of Los Angeles are closed for business.

               1.10 "Closing" means the consummation of the conveyances of the Property, the Leases and the other transactions contemplated under this Agreement, all of which shall occur on or before the Closing Date.

               1.11 "Closing Date" means the date which is five
(5) Business Days after the Loan Approval Date, unless otherwise mutually agreed to in writing by Buyer and Seller or extended pursuant to the terms of this Agreement.

               1.12 "Code" means the United States Internal
Revenue Code of 1986, as amended.

               1.13 "Deed" means the Grant Deed, to be duly executed, acknowledged and delivered in recordable form by Seller in accordance with Section 4.1 of this Agreement, conveying to Buyer good and marketable fee simple title to the Real Property. The Deed shall be in the form of, and upon the terms contained in, Exhibit "E".

               1.14 "Deposit" means the sum of One Hundred
Thousand Dollars ($100,000.00) to be delivered to Escrow Holder within one (1) Business Day after the mutual execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder in accordance with Section 3.1 of this Agreement.

               1.15 Intentionally omitted.

               1.16      "Escrow Fund" shall collectively mean
the Rollover Escrow Fund, Replacement Escrow Fund and Tax and
Insurance Escrow Fund.

               1.17      "Escrow Fund Balance" means the cash
balance on hand in the Rollover Escrow Fund, Replacement Escrow
Fund and Tax and Insurance Escrow Fund as of the Closing Date.

               1.18 "Escrow Holder" means Commerce Escrow
Company, 1545 Wilshire Boulevard, Suite 600, Los Angeles,
California 90017, Attention:  Mark Minsky.

               1.19 "Fixtures" means all fixtures placed on, attached to, or located at and used in connection with the operation of, the Land and which are owned by Seller.

               1.20 "Governmental Regulations" means any local, state, and federal laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, with out limitation, those relating to land use, subdivision, zoning, environmental, labor relations, notification of sale to employer, Hazardous Materials, occupational health and safety, water, earthquake hazard reduction and building and fire codes) bearing on the construction, development, alteration, rehabilitation, maintenance, use, operation, or sale of the Property.

               1.21 "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government. The term "Hazardous Materials" includes, without limitation, any material or substance which (a) contains petroleum or any petroleum by-products, (b) contains asbestos, (c) contains urea formaldehyde foam insulation, (d) is designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ' 1317), (e) is defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 (42 U.S.C.
' 6903), or (f) is defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601 (42 U.S.C.
' 9601). Each reference to a statute or law in this definition shall be deemed to include any amendments thereto which are enacted from time to time.

               1.22 "Intangible Property" means all of Seller's right, title and interest in and to any and all intangible personal property now and through the Closing Date owned by Seller and used in connection with the ownership, construction, development, use and/or operation of the Real Property and/or Personal Property, including, without limitation, all tradenames of the Real Property, any and all claims and causes of action, the Service Contracts (to the extent approved in writing by Buyer), the Licenses and Permits, the Intellectual Property and the Records and Plans and the Warranties.

               1.23 "Land" means the real property located at 145
South Fairfax Avenue, Los Angeles, California, as legally described in Exhibit "A".

               1.24 "Leases" means the existing leases relating to the Real Property, which Leases are listed on Exhibit "F".

               1.25      "Lender" means Nomura Asset Capital
Corporation, a Delaware corporation, or its successor in interest.

               1.26 "Lender's Legal Fees Reimbursement" means the sum of up to Four Thousand Two Hundred and no/100 Dollars ($4,200.00) payable by Buyer to reimburse Lender for its legal fees and costs associated with the assignment and assumption of the Loan, and which shall be delivered to Amresco (made payable to the law firm of Alston & Bird), through Escrow Holder, subject to the terms and conditions provided herein.

               1.27      "License Agreement" means that certain
Parking License Agreement made as of November 6, 1996 by and between Elliot Gottfurcht and Indoprop, Inc., as licensor, and Barnaby's Hollywood LLC, as licensee.

               1.28 "Licenses and Permits" means all of Seller's right, title, interests, privileges, benefits and remedies in, to and under all authorizations, approvals, permits, certificates of occupancy, licenses, agreements, variances, tentative maps, final maps, plans and specifications and land use entitlements held by Seller and/or relating to the construction, reconstruction, occupancy, operation or use of any part of the Real Property or Personal Property (e.g., all building permits and certificates and occupancy).

               1.29      "Loan" means that certain loan made by
Lender to Seller in the original principal amount of $4,125,000.00.

               1.30 "Loan Approval Date" means the date on which Lender shall have unconditionally consented to the assignment and assumption of the Loan to Buyer and shall have executed and delivered to Escrow Holder the Assignment, Assumption and Consent Agreement.
               1.31 "Loan Assumption Fee" means the sum of Forty One Thousand One Hundred Twenty and no/100 Dollars ($41,120.00) to be paid to Lender, through Escrow Holder, subject to the terms and conditions provided herein.

               1.32      "Loan Documents" shall mean all loan
documents executed by Seller in connection with the Loan, or otherwise evidencing or relating to the Loan, a complete schedule of which is listed on Exhibit "O".

               1.33      "Loan Servicing Fee" means the sum of
Three Thousand and no/100 Dollars ($3,000.00) to be paid to Amresco, through Escrow Holder, subject to the terms and conditions provided herein.

               1.34 "Notice To Tenants" means the notice from Seller to the tenants under the Leases whereby such tenants are notified that the Property has been transferred by Seller to Buyer and instructing the tenants to pay any and all rents and other sums payable under the Leases from and after the Closing directly to Buyer or as otherwise directed by Buyer, in the form of Exhibit "G".

               1.35 "Personal Property" means all personal property of Seller located on or in or used in connection with the Real Property.

               1.36 "Property" means the Real Property, the
Personal Property and the Intangible Property.

               1.37 "Purchase Price" means the sum of Seven
Million Three Hundred Thousand and no/100 Dollars
($7,300,000.00).

               1.38 "Real Property" means the Land, the improvements situated on the Land, the Fixtures and the Appurten ances.

               1.39 "Records and Plans" means (a) all books and records maintained in connection with the ownership, development, construction, maintenance or operation of the Property, (b) all preliminary, final and "as-built" plans and specifications respecting the Real Property, and (c) all structural reviews, architectural drawings, and engineering, soil, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Real Property (including those which include comments by any building or safety engineer, inspector or other person who regularly makes such inspections) which are within the possession of, under the control of, or reasonably available to (without cost or expense) Seller.

               1.40 "Replacement Escrow Fund" shall have the meaning ascribed to such term in the Deed of Trust.

               1.41 "Rollover Escrow Fund" shall have the meaning ascribed to such term in that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of December 19, 1996 between Lender, as beneficiary, and Seller, as trustor (the "Deed of Trust").

               1.42      "Schedule of Tenant Improvement
Allowances and Rent Credits" means the schedule of unpaid tenant improvement allowances and rent credits under Leases entered into prior to the date of this Agreement, which Schedule is attached hereto as Exhibit "L".

               1.43 "Service Contracts" means any and all management agreements, service contracts, art contracts, landscaping contracts, equipment leases, maintenance agreements and all other contracts for the provision of labor, services, materials or supplies to or for the benefit of the Real Property, together with all supplements, amendments and modifications thereto, which are set forth on Exhibit "H" attached to this Agreement.

               1.44      "Tax and Insurance Escrow Fund" shall
have the meaning ascribed to such term in the Deed of Trust.

               1.45 "Tenant Estoppels" means the written statements in the form of, and upon the terms contained in, Exhibit "I", in favor of Buyer from the tenants which are parties to the Leases, dated not earlier than thirty (30) days prior to the Closing Date.

               1.46 "Title Company" means Commonwealth Land Title
Insurance Company, 801 North Brand Boulevard, 12th Floor,
Glendale, California 91203.

               1.47 "Title Policy" means an ALTA owner's title policy (Form B-1970) issued by the Title Company for the benefit of Buyer, which Title Policy shall have a liability limit in the amount of the Purchase Price, shall include those endorsements reasonably requested by Buyer and shall show only those matters which constitute Permitted Exceptions (defined below).

               1.48 "Transferor's Certificate" means the certificate, to be duly executed by Seller under penalty of perjury and delivered by Seller in accordance with Section 4.1 of this Agreement, certifying that Seller is not a "foreign person" in accordance with the provisions of Section 1445 of the Code and any similar provisions of applicable state law. The Transferor's Certificate shall be in the form of, and upon the terms contained in, Exhibit "J".

               1.49 "Warranties" means all third party warranties and guarantees, if any, relating to the Property which are set forth on Exhibit "M".

          2.   ESCROW; DEPOSIT.

               2.1 Escrow Instructions. The purchase and sale of the Property shall be consummated through an escrow at Escrow Holder. As soon as reasonably practicable following the mutual execution of this Agreement, but in no event later than three (3) days after the date of this Agreement, the parties shall deliver to Escrow Holder a fully executed counterpart of this Agreement, which shall constitute its escrow instructions. The parties shall execute such additional escrow instructions, not inconsistent with this Agreement, as Escrow Holder shall deem reasonably necessary for its protection. In the event of any conflict between this Agreement and any additional escrow instructions, the terms of this Agreement shall govern.

               2.2 Deposits. Within one (1) Business Day after the execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder, Buyer shall deliver the Lender's Legal Fees Reimbursement and the Loan Servicing Fee to Escrow Holder to hold in trust. Escrow Holder shall deliver the Loan Servicing Fee and Lender's Legal Fees Reimbursement to Amresco in immediately available funds. Notwithstanding the foregoing, if Lender's actual, documented legal fees and costs expended in good faith in connection with the proposed assumption of the Loan are less than $4,200, then Buyer shall receive a credit at Closing against the Purchase Price for the difference between $4,200 and Lender's actual, documented legal fees and costs.

          3. AGREEMENT TO SELL; PURCHASE PRICE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property in accordance with the terms, and subject to the conditions, of this Agreement. The Purchase Price for the Property will be paid as follows:

               3.1 Deposits. Within one (1) Business Day after the execution of this Agreement by Buyer and Seller and delivery of the same to Escrow Holder, in addition to the sums deposited pursuant to Section 2.2 above, Buyer will deliver the Deposit and $23,560 of the Loan Assumption Fee ("Loan Assumption Fee Deposit"), to Escrow Holder to hold in trust. Escrow Holder shall promptly deliver the Loan Assumption Fee Deposit to Amresco. Escrow Holder will invest the Deposit in an interest bearing account with a responsible federally-insured institutional lender approved by Buyer and Seller, and interest will be for the account of Buyer except as otherwise provided in this Agreement and will be credited against the Purchase Price at Closing. In the event any of the conditions set forth in
Section 8.1 are not satisfied, (i) the Deposit shall be fully refundable to Buyer, and (ii) the Loan Assumption Fee Deposit shall be paid directly from Seller to Buyer. Except as set forth in Section 13.2 below, the Loan Assumption Fee, or any such portion thereof deposited by Buyer with Escrow Holder, shall be fully refundable to Buyer unless and until the Closing occurs as provided herein.

               3.2  Balance of Purchase Price; Escrow Fund
Balance. The entire balance of the Purchase Price, the balance of the Loan Assumption Fee and an amount equal to the Escrow Fund Balance (after taking into account the adjustments described in Sections 10 and 11), shall be paid to Seller, with immediately available funds, through Escrow Holder, at Closing.

          4.   DELIVERIES AT CLOSING; CLOSING PROCEDURES.  The
Closing will take place on the Closing Date.

               4.1 By Seller. At least one (1) Business Day prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Holder (unless otherwise indicated) the following items, duly executed and, where appropriate, acknowledged by Seller:

                    4.1.1 The Deed.

                    4.1.2 The Bill of Sale.

                    4.1.3       Three (3) counterparts of the
Assignment, Assumption and Consent Agreement.

                    4.1.4 Two (2) counterparts of the Assignment of Intangible Property and Escrow Fund.

                    4.1.5 Two (2) counterparts of the Assignment and Assumption of Leases.

                    4.1.6 The Notices to Tenants.

                    4.1.7 The Transferor's Certificate.

                    4.1.8 The Tenant Estoppels (to be delivered directly to Buyer).

                    4.1.9 An original of the License Agreement
(if available) and two (2) counterpart originals of the Amendment to License Agreement and Assignment, Assumption and Consent.

                    4.1.10      Evidence reasonably satisfactory
to Buyer of the termination of any property management agreement and brokerage listing agreement for the Property as provided in
Section 6.11 hereof.

                    4.1.11      All such further confirmations,
satisfactions, releases, approvals, consents and any and all such further instruments as may be reasonably necessary, appropriate, expedient or proper in the reasonable opinion of Title Company in order to issue the Title Policy.

               4.2 By Buyer. At the Closing, Buyer will deliver or cause to be delivered to Escrow Holder or the Seller the following items, duly executed and, where appropriate, acknowledged by Buyer:

                    4.2.1 The net balance of the Purchase Price, to be paid in accordance with Sections 3.2 of this Agreement, after deducting both the Deposit plus any interest accrued thereon, and after taking into account the adjustments and cost allocations in accordance with Sections 10 and 11.

                    4.2.2       Good funds in an amount equal to
the Escrow Fund Balance but after taking into account the adjustments in accordance with Section 10.

                    4.2.3       Two (2) counterparts of the
Assignment of Intangible Property and Escrow Fund and the
Assignment and Assumption of Leases and three (3) counterparts of the Assignment, Assumption and Consent Agreement.

                    4.2.4 Two (2) counterpart originals of the Amendment to License Agreement and Assignment, Assumption and
Consent.

                    4.2.5       The balance of the Loan
Assumption Fee.

               4.3 By Buyer and Seller. Buyer and Seller will each deposit such other instruments consistent with this Agree ment as are reasonably required to effectuate the transactions contemplated under this Agreement.

               4.4 Closing Procedures. Provided that Escrow Holder has received the documents and funds described in Sections
4.1 and 4.2 above and has not received notice from any party hereto either that an agreement of another party hereunder has not been performed, that a condition set forth herein has not been satisfied or waived or that this Agreement has terminated (by its terms or by an election duly made hereunder), and further provided that the issuance of, or an unconditional commitment to issue, the Title Policy has been obtained, Escrow Holder is authorized and instructed at 8:00 a.m. on the Closing Date to:

                    4.4.1 Record the Deed and the Assignment,
Assumption and Consent Agreement with the County Recorder of Los
Angeles County, California.

                    4.4.2       Cause the Title Policy to be
issued by the Title Company to Buyer.

                    4.4.3 Deliver to Buyer: the Assignment,
Assumption and Consent Agreement, the Assignment and Assumption of Leases, the Assignment of Intangible Property and Escrow Fund, the Bill of Sale, the Amendment to License Agreement and Assignment, Assumption and Consent, the Transferor's Certificate, all documents and items required to be delivered by Seller pursuant to Sections 4.1 and 8.1.4 or any other provision of this Agreement, not otherwise previously delivered directly to Buyer, all other items deposited by Seller with Escrow Holder pertaining to the Property, and any funds deposited by Buyer in excess of the amount to be paid by Buyer under the terms of this Agreement.

                    4.4.4 Deliver to Seller: the Purchase Price and Escrow Fund Balance, after taking into account the adjustments and cost allocations in accordance with Sections 4.4.7, 10 and 11, and the Assignment, Assumption and Consent Agreement, the Assignment and Assumption of Leases, the Assignment of Intangible Property and Escrow Fund, the Amendment to License Agreement and Assignment, Assumption and Consent, and any other document deposited by Buyer with Escrow Holder for delivery to Seller at the Closing.

                    4.4.5       Deliver to Lender: the Loan
Assumption Fee and the original of the Assignment, Assumption and Consent Agreement.

                    4.4.6 Notices to Tenants. Mail the Notices to Tenants to the tenants under the Leases by certified mail, return receipt requested.

                    4.4.7       Holdback Account.  Maintain an
amount equal to $50,000 in escrow, from which $1,000 shall be disbursed (pursuant to instructions to be given to Escrow Holder by Buyer) to Buyer on the first day of each month following the Start Date (defined below). On the first day of each month during the period commencing on the Closing Date and ending on the day immediately preceding the Start Date, $1,000 shall be disbursed by Escrow Holder to Seller. Such disbursements shall be made without further instructions from either party hereunder, unless Buyer has notified Escrow Holder in writing that the License Agreement, as amended, has been mutually terminated and is of no further force and effect. Such disbursements shall cease to be made upon the earlier of the date no funds remain in such holdback account or the term of the License Agreement has expired. In the event the License Agreement has been mutually terminated or its term has expired, any funds remaining in the escrow account shall be disbursed to Seller (except to the extent of any unpaid amounts due thereunder to licensor, which shall be paid to licensor). The term "Start Date" shall mean the date set forth in a written notice from the licensee to the licensor under the License Agreement upon which licensee intends to commence its use of the Spaces (as defined in the License Agreement) in accordance with the terms thereof (provided that such written notice must be received by the licensor no less than 15 days prior to the commencement date set forth in such notice). Notwithstanding anything to the contrary, for the period following the date licensee notifies licensor in writing it no longer intends to use any of the Spaces (and no use is actually made of the Spaces) until the date which is 15 days following the date that the Licensee's Successor-In-Interest (as defined herein) notifies the licensor in writing that it intends to re-commence the use of the Spaces, $1,000 shall be disbursed to Seller on the 1st day of each month. For purposes of this Agreement, the term "Licensee's Successor-In-Interest" shall mean licensee's lenders and any entity which acquires licensee's business. Licensee (as opposed to any Licensee's Successor-in-Interest) shall in no event have the right to re-commence the use of the Spaces following its delivery to licensor of a notice cancelling its use of the Spaces. Licensee shall notify Licensee's Successor-in-Interest that Licensee's Successor-in-Interest shall have no right to use any of the Spaces in accordance with the terms of the License Agreement until it has delivered to licensor at least 15 days prior written notice of its intention to use the Spaces.

          5.   REPRESENTATIONS AND WARRANTIES.

               5.1 Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, upon which warranties and representations Buyer has relied and will continue to rely, all of which are true as of the date of this Agreement and will be true and correct as of the Closing:

                    5.1.1 Seller is duly organized, validly
existing and in good standing under the laws of the State of California. The execution, delivery and performance of this Agreement and the other documents contemplated by this Agreement by Seller, and the performance by Seller of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Seller; (ii) have been duly authorized by all requisite company action; and (iii) will not violate any provision of law, any order of any court or agency of government, the opening agreement or other organizational documents of Seller or its members, or any indenture, agreement or any other instrument to which Seller is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Seller in accordance with the terms of such documents.

                    5.1.2       Seller has full legal power and
authority to enter into and perform this Agreement in accordance with its terms. Subject to obtaining the Lender's consent to the assumption of the Loan by Buyer, the execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any deed of trust, agreement or undertaking to which Seller is a party or by which Seller or any of its property, including the Property, may be bound or affected following the Closing. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Seller, and all such actions have been duly taken by Seller;

                    5.1.3       Seller is the owner of the
Personal Property and has good title thereto, free and clear of all liens, claims and security interests whatsoever except for any lien thereon in favor of Lender.

                    5.1.4       Except as previously disclosed to
Buyer or to the extent of Buyer's actual knowledge, Seller has no actual knowledge of any:

                    a.    Governmental notification from any
governmental authority notifying Seller of any (a) violation of any city, County, State, Federal, building, zoning, fire, health code, regulation, ordinance or covenant, filed or issued against the Property; or (b) impending or threatened special assessments on the Property;

                    b.    Existing, proposed or contemplated plan
to modify or realign any existing street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Property;

                    c.    Litigation or legal proceeding pending
or threatened in writing against Seller or the Property that could reasonably be expected to materially and adversely affect Seller's or Buyer's ability to perform their respective obligations hereunder, or Buyer's use of the Property for its existing purposes;

                    d.    Except as set forth on Exhibit "P"
attached hereto, storage or disposal on the Property of any material amounts of toxic or hazardous waste, material or substance, and Seller has received no notice from any governmental authority requiring the removal of any toxic or hazardous waste, material or substance from the Property.

                    e.    Leases, Service Contracts, Warranties
or Loan Documents other than those disclosed on Exhibits "F", "H", "M" and "O" attached hereto.

                    5.1.5       Except in connection with leases
entered into with Bet Tzedek and Lee & Associates, there are no unpaid tenant improvement allowances or rent credits under any leases or lease amendments entered into prior to the date of this Agreement. The unpaid tenant improvement allowances and/or rent credits under the Bet Tzedek and Lee & Associates leases are set forth in the Schedule of Tenant Improvement Allowances and Rent Credits. Seller agrees to update the Schedule of Tenant Improvement Allowances and Rent Credits as of the Closing. There are no brokerage commissions payable in connection with any leases or lease amendments entered into prior to the date of this Agreement.

                    5.1.6       "AS-IS" Sale.  Except as set
forth in this Agreement and the conveyance documents, Buyer acknowledges that Seller makes no representation or warranty, either express, implied or statutory, with respect to the Property, its present condition or its fitness or suitability for any particular purpose or the Records and Plans. In this respect, Buyer confirms that Buyer is an experienced real estate purchaser and investor who is familiar with the acquisition and ownership of real property of the same type as the Property and that Buyer is acquiring the Property "AS IS, WHERE IS," in its present state and condition and is "WITH ALL FAULTS" and subject only to Seller's representations and warranties contained herein. Subject only to Seller's representations and warranties contained herein, Buyer is relying solely upon its investigation of the present condition of the Property and all governmental laws and ordinances which might affect use and development of the Property. The agreements expressed in this Section 5.1.6 shall survive the Closing Date.

                    5.1.7       Disclaimer.  EXCEPT AS EXPRESSLY
SET FORTH IN THIS AGREEMENT AND SUBJECT ONLY TO SELLER'S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 5.1 SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED OR STATUTORY, RELATING TO THE PROPERTY OR ANY PORTION THEREOF OR THE CONDITION OF THE PROPERTY OR RELATING TO THE TITLE DOCUMENTS, THE PROPERTY MATERIALS OR ANY OTHER MATTER, ALL SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS SET FORTH IN THIS AGREEMENT SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO: (a) environmental matters relating to the Property or any portion thereof;
(b) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water therefrom, and faulting; (c) whether or not and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard;
(d) drainage; (e) soil conditions; (f) zoning to which the Property or any portion thereof may be subject; (g) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric; (h) usages of adjoining property; (i) access to the Property or any portion thereof; (j) the value, compliance with specifications, size, location, age, use, merchantability, design, quality, description, durability, operation or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Buyer's purposes, or fitness for any use or purpose whatsoever.

               5.2  Buyer's Representations and Warranties.
Buyer makes the following representation and warranty to Seller upon which warranty and representation Seller has relied and will continue to rely, and which is true as of the date of this Agreement and will be true and correct as of the Closing:

                    5.2.1 Buyer is duly organized, validly
existing and in good standing under the laws of the State of Maryland and is duly qualified to do business in the State of California. The execution and delivery of this Agreement and the other documents contemplated this Agreement by Buyer, and the performance by Buyer of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Buyer; (ii) have been duly authorized by all requisite partnership action and corporate action on the part of all of its constituent corporate partners; and (iii) will not violate any provision of law, any order of any court or agency of government, the charter documents of Buyer or its general partners, or any indenture, agreement or any other instrument to which Buyer is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Buyer, will constitute legal, valid and binding obligations enforceable against Buyer in accordance with the terms of such documents.

                    5.2.2       Buyer has full legal power and
authority to enter into and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any deed of trust, agreement or undertaking to which Buyer is a party or by which Buyer or any of its property, including the Property, may be bound or affected following the Closing. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Buyer, and all such actions have been duly taken by Buyer.

          6.   SELLER'S OBLIGATIONS.  Seller hereby covenants to
Buyer, upon which covenants Buyer has relied and will continue to rely, that for the period from the date of this Agreement through and including the Closing Date:

               6.1 Further Liens and Encumbrances. Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement. Seller will not hereafter modify, extend, renew, replace or otherwise change any of the terms, covenants or conditions of any of such documents, or enter into any new agreements affecting the Property without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion.

               6.2 Lease; Other Contracts; Interim Activities. Except as otherwise provided herein, Seller will not hereafter terminate, modify, extend, renew, replace or otherwise change any of the Leases or existing contracts or enter into new leases or contracts affecting the Property except with the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion. Seller shall not apply for or otherwise deal with any governmental authority regarding the development, entitlement or subdivision of the Real Property without the prior written consent of Buyer, which may be withheld in Buyer's sole and absolute discretion.

               6.3 Property Management and Operation. Seller shall maintain the operation of the Property in a good and business-like manner. Seller shall provide all services and operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof) in such a manner that the Property shall be in the same condition on the Closing Date as on the date of this Agreement, ordinary wear and tear excepted. Without limiting the foregoing, Seller shall perform all of its obligations under the Leases and the Service Contracts.

               6.4 Cooperation with Representatives. Seller shall cooperate with Buyer and its accountants, counsel and/or other representatives in providing information and materials pertaining to the operation and marketing of the Property, including access to the Property. Without limiting the generality of the foregoing, from and after the execution and delivery of this Agreement, Seller shall allow a representative or representatives of Buyer access to the Property for the purpose of (a) monitoring the operation of the Property,
(b) meeting with and interviewing tenants of the Property, which tenants shall be made available for such interviewing process, and (c) performing such investigations and analyses of the Property as Buyer may reasonably require.

               6.5 No Removal of Personal Property. Seller will not remove any of the Personal Property unless the Personal
Property so removed is simultaneously replaced with substantially similar Personal Property of similar quality or utilities.

               6.6 Obtaining Estoppels and Consents. Seller shall use its best efforts to obtain all written consents from third parties, including Lender, required or reasonably requested by Buyer or its accountants, counsel or other representatives in connection with this Agreement, including, without limitation, the Tenant Estoppels. Seller hereby acknowledges and agrees that the obtaining of the Tenant Estoppels from tenants occupying not less than an aggregate of eighty-five percent (85%) of the gross leasable area of the Real Property, is a condition precedent to Buyer's obligations under this Agreement.

               6.7 Assignment and Assumption of Loan. Seller shall use its best efforts to obtain Lender's consent to the assignment and assumption of the Loan by Buyer, upon the terms and conditions provided herein. Buyer agrees to reasonably cooperate, at no additional cost to Buyer beyond that set forth in this Agreement, with any requests for information made by Lender in connection with its review of the requested assumption of the Loan by Buyer.

               6.8 Service Contracts. Seller shall deliver notices of termination to any vendors under the Service Contracts which have been designated in writing by Buyer to be terminated ("Disapproved Service Contract List"). Seller shall, within two
(2) days following Buyer's delivery of the Disapproved Service Contract List, deliver termination notices to each of the vendors with respect to the Service Contracts so designated by Buyer in the Disapproved Service Contract List. Seller shall be solely responsible for all costs and expenses associated with the termination of any of the Service Contracts set forth by Buyer in the Disapproved Service Contract List, and shall indemnify, defend, and hold Buyer harmless from and against Seller.

               6.9 Post-Closing Financial Records. As soon as reasonably practicable following the Closing Date, Seller shall deliver to Buyer the following: (a) a final income statement through the Closing Date, (b) a final cumulative general ledger through the Closing Date, and (c) a final aged delinquency listing, including all security deposits received by Seller.

               6.10 Audit Rights. At Buyer's request at any time from and after the date hereof until the date that is one (1) year after the Closing Date, Seller shall, at Buyer's expense, provide to Buyer's designated independent auditor access to the books and records of the Property, regarding the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, to the extent that such books, records and related information are in Seller's possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit "K" attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards.

               6.11 Management and Listing Agreements. Seller agrees to terminate, at Seller's sole cost and expense, any property management agreement and brokerage leasing agreement effective as of the Closing Date. Seller shall be solely responsible for all costs and expenses associated with the termination of any property management agreement and brokerage leasing agreement, and shall indemnify, defend and hold Buyer harmless from and against same.

          70   Intentionally Omitted.

          80   CONDITIONS PRECEDENT/CONCURRENT TO CLOSING;
CLOSING DATE.

               8.1  Buyer's Conditions.  Buyer shall not be
required to close the transaction provided for under this Agreement, unless and until Buyer deems that each and every one of the following conditions has been fulfilled:

                    8.1.1 Representations, Warranties and
Covenants of Seller. Seller shall have duly and timely performed each and every covenant to be performed by Seller under this Agreement and the representations and warranties set forth in this Agreement shall be true and correct as of the Closing in all respects.

                    8.1.2 Seller's Deliveries. Seller shall have duly and timely delivered to Escrow Holder or Buyer, as applicable, all of the items described in Section 4.1 of this Agreement, except that with respect to the Tenant Estoppels, Seller shall have delivered to Buyer Tenant Estoppels from tenants occupying not less than an aggregate of eighty-five percent (85%) of the gross leasable area of the Real Property.

                    8.1.3 No Material Changes. At the Closing, there will be no material adverse changes in the physical or financial condition of or title to the Property which were discovered by Buyer after the date of this Agreement.

                    8.1.4 Delivery of Pre-Closing Documents and
Agreements. Seller shall have delivered to Buyer on or before the Closing Date the following (to the extent in Seller's possession, control or otherwise reasonably available [at no cost or expense] to Seller):

                          8.1.4.1   Originals of all Leases;

                          8.1.4.2   Originals of all Records and
                                Plans;

                          8.1.4.3   Originals of all Licenses
                                and Permits; and

                          8.1.4.4   Originals of all Warranties.

                    8.1.5 Title Insurance. The Title Company will have issued or have unconditionally and irrevocably committed to issue the Title Policy to Buyer.

                    8.1.6 Intentionally omitted.

                    8.1.7       Loan Approval.  Lender and all
rating agencies shall have unconditionally consented to the assignment and assumption of the Loan to Buyer on terms reasonably acceptable to Buyer, and shall have executed and delivered to Escrow Holder, the Assignment, Assumption and Consent Agreement; provided, however, in the event that Lender elects not to unconditionally consent to the assignment and assumption of the Loan to Buyer by October 30, 1997, then Buyer shall have the right to terminate this Agreement upon written notice thereof to Seller and Escrow Holder, in which event the Deposit, and any interest accrued thereon, and the Loan Assumption Fee Deposit shall be returned to Buyer without further instructions from Seller, and all of the rights and obligations of the parties existing hereunder shall terminate and be of no further force or effect except any rights and obligations which are expressly stated to survive the termination of the Agreement.

                    8.1.8       CBS' Right to Purchase.  Buyer
shall have received evidence reasonably satisfactory to Buyer that CBS shall have elected in writing not to purchase the Property or otherwise waived its right to purchase the Property pursuant to its lease for Suite 300 of the Property.

               8.2 Seller's Conditions. Seller shall not be required to close the transaction provided for under this Agreement, unless and until Seller deems that each and every one of the following conditions has been fulfilled:

                    8.2.1       Representations and Warranties of
Buyer. The representations and warranties set forth in this Agreement made by Buyer shall be true and correct as of the Closing in all respects.

                    8.2.2       Buyer's Deliveries.  Buyer shall
have duly and timely delivered to Escrow Holder all of the items described in Section 4.2 of this Agreement.

          90   Intentionally omitted.

          100 PRORATIONS. The following are to be prorated as of the Closing Date, as follows:

               10.1 Current Rent. Current rents under the Leases shall be prorated as of the Closing Date, regardless of whether such rents have been paid to Seller.

               10.2 Rent Arrears. With respect to any rent arrears arising under the Leases, Buyer shall pay to Seller any rents actually collected that are applicable to the period preceding the Closing Date, less reasonable collection charges; provided, however, that it is hereby understood and agreed that all rents collected by Buyer shall be applied first to unpaid rents accruing after the Closing Date, and then, only after all such past due rents have been collected, to unpaid rents accruing prior to the Closing Date.

               10.3 Tenant Improvement Allowances and Rent Credits. Buyer shall receive a credit against the Purchase Price at Closing for all unpaid tenant improvement allowances and rent credits under the leases entered into with Bet Tzedek and Lee & Associates.

               10.4 Security Deposits. The security deposits paid by the tenants pursuant to the Leases, and any interest required to be paid thereon, shall be fully credited to Buyer at Closing.

               10.5 Other Prorations.   Liability for all real
property taxes, common area maintenance, Property operation expenses, and other recurring costs which are not otherwise paid directly by tenants shall be prorated as of the Closing Date; provided, however, Buyer shall not be responsible for any costs or expenses pertaining to Service Contracts or items of expense which Buyer has not approved in writing. Seller shall remain liable for any supplemental taxes attributable to any period prior to the Closing. If any such supplemental taxes shall be billed to Buyer or levied against the Property after the Closing, then Seller agrees to pay its prorated share thereof to Buyer within thirty (30) days of demand therefor by Buyer. Any such sums not paid when due may be advanced by Buyer, and such amounts shall bear interest from the date of advance by Buyer until paid by Seller at the maximum contract rate permitted by law.

               10.6 Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary closing adjustment computation on the basis of the Leases and other sources, and shall deliver such computation to the Escrow Holder prior to Closing.

               10.7 Post-Closing Reconciliation.   All items
described in this Section 10 that are capable of being prorated as of the Closing Date, shall be prorated as of the Closing Date. All other items shall be reconciled within one hundred eighty
(180) days after the Closing Date to the extent that such items may be reconciled within such one hundred eighty (180) day period, or, to the extent such items may not be reconciled within such one hundred eighty (180) day period, when such items may first be reconciled after Closing.

               10.8 Survival. The provisions of this Section 10 shall survive Closing.

          110 COSTS AND EXPENSES. The closing costs shall be allocated as follows:

               11.1 Seller. Seller shall pay all premiums for the CLTA portion of the Title Policy, all state and county transfer taxes, all sales taxes, any other tax or assessment imposed as a result of the transactions contemplated under this Agreement, Seller's share of prorations, and any document recording charges and notary fees, including, without limitation, any recording fees and notary charges with respect to the Deed.

               11.2       Buyer.  Buyer shall be responsible for
its share of prorations and all premiums for the Title Policy and any endorsements requested by Buyer in excess of the cost of the CLTA portion of the Title Policy without any endorsements.

               11.3 Other Closing Costs. Buyer and Seller shall each pay one-half (1/2) of all escrow fees. Except for an amount up to the Lender's Legal Fees Reimbursement which is payable by Buyer, each party will pay their own legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

               11.4 Delivery of Possession. Simultaneously with the Closing, Seller shall deliver possession and enjoyment of the Property to Buyer and Buyer shall thereupon have the immediate right to possess, develop, use, sell, encumber and/or transfer the Property, or any part thereof for its own account to the total exclusion of Seller.

          120  CONDEMNATION AND DESTRUCTION:

               12.1 Eminent Domain or Taking. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to the Closing Date, Seller shall promptly inform Buyer in writing.

                    12.1.1      If such proceedings involve the
taking of title to all or any Material (defined below) interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within thirty (30) days of Seller's written notice to Buyer, in which case the Deposit and that portion of the Loan Assumption Fee deposited with Escrow Holder, and any interest thereon, shall be returned to Buyer without any further instructions from Seller, and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

                    12.1.2 If the proceedings do not involve the taking of title to all or a Material interest in the Property or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described in this Agreement and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon the Closing.

                    12.1.3      For purposes of Sections 12.1 and
12.2, "Material" shall mean a taking which Buyer reasonably determines materially and adversely affects the value or operations of the Property.

               12.2 Damage or Destruction. Except as provided in this paragraph, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, hurricane, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing Date, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage.

                    12.2.1      If such damage or destruction is
Material, Buyer and Seller each has the option to terminate this Agreement upon written notice to the other party given not later than thirty (30) days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

                    12.2.2      If this Agreement is so
terminated, the Deposit and any interest thereon, shall be returned to Buyer without any further instructions from Seller, Seller shall immediately pay to Buyer an amount equal to the Loan Assumption Fee Deposit, and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

                    12.2.3 If Buyer does not timely exercise this option to terminate this Agreement, or if the casualty is not Material, Seller will assign to Buyer all of Seller's right, title and interest in and to any and all insurance proceeds under Seller's insurance policies relating to such damage or destruction, and shall reduce the Purchase Price by the amount of the deductible and any other amount not covered by insurance under such policies (including reasonably anticipated post-Closing rental loss, except to the extent covered by insurance, through to completion of such repair and restoration resulting from such casualty), and this transaction will close pursuant to the terms of this Agreement.

                    12.2.4      Survival.  The provisions of this
Section 12 shall survive the Closing.

          130  REMEDIES:

               13.1 Buyer's Remedies. IN THE EVENT THAT SELLER SHALL FAIL TO CONSUMMATE THIS AGREEMENT FOR ANY REASON, EXCEPT BUYER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT BY BUYER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE PROVISIONS HEREOF, BUYER SHALL HAVE THE FOLLOWING REMEDIES, WHICH SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES BASED UPON A DEFAULT BY SELLER. SUCH REMEDIES SHALL NOT BE CUMULATIVE, MEANING BUYER MAY EXERCISE ONE
(1) BUT NOT BOTH OF SUCH REMEDIES. BUYER SHALL DELIVER TO SELLER AND ESCROW HOLDER NOTICE OF ITS ELECTION OF REMEDIES WITHIN TWO
(2) DAYS AFTER SELLER'S DEFAULT. THE SOLE REMEDIES AVAILABLE TO BUYER ARE AS FOLLOWS:

                    (i)   BUYER MAY TERMINATE THIS AGREEMENT, IN
WHICH CASE ESCROW HOLDER SHALL IMMEDIATELY RETURN THE DEPOSIT, TOGETHER WITH ANY INTEREST EARNED THEREON, TO BUYER, UPON EXECUTION OF CANCELLATION INSTRUCTIONS BY BUYER. SELLER SHALL PAY ANY ESCROW CANCELLATION CHARGES AND SHALL IMMEDIATELY PAY TO BUYER UPON BUYER'S DEMAND THEREFOR AN AMOUNT EQUAL TO THE SUM OF THAT PORTION OF THE LOAN ASSUMPTION FEE DEPOSIT, SELLER'S LEGAL FEES REIMBURSEMENT PLUS THE LOAN SERVICING FEE. IN ADDITION, BUYER SHALL HAVE THE RIGHT TO PURSUE AN ACTION AGAINST SELLER FOR ALL ACTUAL OUT-OF-POCKET (BUT NOT CONSEQUENTIAL OR LOST PROFITS) DAMAGES SUFFERED BY BUYER; OR

                    (ii)  BUYER MAY BRING AN ACTION FOR SPECIFIC
PERFORMANCE AGAINST SELLER WITH RESPECT TO THIS AGREEMENT BUT
ONLY UNDER THE FOLLOWING CONDITIONS AND CIRCUMSTANCES:

                          (a)  BUYER SHALL HAVE FULLY PERFORMED
ALL OBLIGATIONS OF BUYER UNDER THIS AGREEMENT, EXCEPT THAT WITH RESPECT TO DEPOSITING THE BALANCE OF THE PURCHASE PRICE AND THE BALANCE OF THE LOAN ASSUMPTION FEE, BUYER SHALL HAVE EVIDENCED TO SELLER'S REASONABLE SATISFACTION THAT BUYER IS READY, WILLING AND ABLE TO TIMELY DEPOSIT SAID FUNDS IN ESCROW;

                          (b)  THE ACTION SHALL BE COMMENCED,
AND SERVICE OF PROCESS UPON SELLER MADE, NOT LATER THAN FORTY-
FIVE (45) DAYS AFTER SELLER'S DEFAULT; AND

                          (c)  ALL OF THE ISSUES IN SUCH ACTION,
WHETHER OF FACT OR LAW, SHALL BE HEARD BY A REFERENCE PROCEEDING PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 638,
ET. SEQ. WITHIN TEN (10) DAYS FOLLOWING THE COMMENCEMENT OF ANY SUCH ACTION, THE PARTIES SHALL MAKE APPLICATION TO THE COURT IN WHICH THE ACTION IS PENDING FOR THE APPOINTMENT OF A RETIRED SUPERIOR COURT JUDGE OR COURT OF APPEAL JUSTICE FROM THE THEN CURRENT LIST OF RETIRED JUDGES AVAILABLE TO SERVE AS REFEREES IN THE COUNTY IN WHICH SUCH ACTION IS COMMENCED TO SERVE AS THE REFEREE. THE REFEREE CHOSEN SHALL BE DEEMED QUALIFIED ONLY IF HE IS WILLING TO AGREE TO HEAR THE SUBJECT ACTION WITHIN TWENTY (20) DAYS FOLLOWING THE DATE OF APPLICATION TO THE COURT, TO HEAR THE SUBJECT ACTION ON CONSECUTIVE DAYS AND TO RENDER A DECISION WITHIN A FURTHER FIFTEEN (15) DAY PERIOD. THE PARTIES SHALL ADVANCE, IN EQUAL SHARES, THE FEES AND EXPENSES OF THE REFEREE SELECTED PURSUANT TO THIS PROVISION, BUT THE LOSING PARTY IN ANY SUCH ACTION SHALL REIMBURSE THE PREVAILING PARTY FOR ANY AND ALL FEES AND EXPENSES PREVIOUSLY ADVANCED BY SUCH PREVAILING PARTY FOR THE REFEREE.

               13.2 Seller's Remedies. IF BUYER SHOULD FAIL TO CONSUMMATE THIS AGREEMENT AS A RESULT OF BUYER'S DEFAULT UNDER THE TERMS OF THIS AGREEMENT, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT BY NOTIFYING BUYER THEREOF AND RECEIVE OR RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF BUYER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF BUYER'S DEFAULT. THUS, SELLER SHALL ACCEPT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. SELLER HEREBY ACKNOWLEDGES AND AGREES SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY AND SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389 AND ANY OTHER APPLICABLE EXISTING OR FUTURE LAW PERMITTING A CONTRACT TO BE ENFORCED EVEN THOUGH DAMAGES ARE LIQUIDATED FOR ITS BREACH. NOTWITHSTANDING THE FOREGOING, FOR PURPOSES OF THIS SECTION 13.2 ONLY, THE "DEPOSIT" SHALL ALSO INCLUDE THE LOAN ASSUMPTION FEE DEPOSIT, LOAN SERVICING FEE AND LENDER'S FEE REIMBURSEMENT (ALTHOUGH SELLER ACKNOWLEDGES THAT TO THE EXTENT LENDER, AMRESCO OR LENDER'S COUNSEL IS ENTITLED TO ANY SUCH AMOUNTS UNDER THE TERMS OF THIS AGREEMENT OR OTHERWISE, SUCH AMOUNTS SHALL BE PAID TO SUCH APPLICABLE PARTIES AND SELLER SHALL HAVE NO RIGHT OR INTEREST IN ANY SUCH AMOUNTS).

          SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND
UNDERSTAND THE PROVISIONS OF THE FOREGOING PROVISION AND BY THEIR
INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller:  /s/ EG             Buyer:  /s/ RSZ


          14. 1031 EXCHANGE. Seller may structure the sale of the Real Property as a like-kind exchange under Internal Revenue Code Section 1031 at Seller's sole cost and expense. Buyer shall reasonably cooperate therein (which cooperation may include the execution by Buyer of such additional documents and transactions as may be requested by Seller), provided that no delay in the Closing shall result therefrom and Buyer shall incur no costs, expenses or liabilities in connection with Seller's exchange. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Buyer.

          15. BROKERAGE COMMISSIONS. Each party hereby represents and warrants to the other that except for brokerage commission due to Broker under a separate agreement between Seller and Broker, the payment of which commissions shall be the sole responsibility of Seller, neither party has incurred any obligation to any third party for the payment of any real estate commission, finder's fee or other like sum in connection with the sale of the Property to Buyer, and each party hereby agrees to indemnify and hold the other party harmless from and against any and all claims, demands, causes of action and costs, including attorneys' fees and costs, made, brought or sought against or from the other arising out of any agreement for the payment of a real estate commission, finder's fee or other like sum entered into between either party and a third party in connection with the sale of the Property to Buyer.

          16. NOTICES. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and (a) delivered personally,
(b) delivered by a national overnight courier (i.e., FedEx), or
(c) transmitted by facsimile, addressed as follows:

          To Seller at:   Elliott Gottfurcht
                          1249 N. Whetherly
                          Los Angeles, California 90069
                          Facsimile: (310) 278-7787

                          with a copy to:

                          Ervin, Cohen & Jessup
                          9401 Wilshire Boulevard, 9th Floor
                          Beverly Hills, California 90212
                          Attn: Lee Silver, Esq.
                          Facsimile: (310) 859-2325

          To Buyer at:    Arden Realty Limited Partnership
                          9100 Wilshire Blvd., Suite 700 E
                          Beverly Hills, California 90212
                          Attn:     Mr. Victor Coleman
                                     Andrew Sobel, Esq.
                          Facsimile:  (310) 274-6218

                          with a copy to:

                          Jeffer, Mangels, Butler & Marmaro LLP
                          2121 Avenue of the Stars, Tenth Floor
                          Los Angeles, California 90067
                          Attn:  Scott M. Kalt, Esq.
                                    Mark S. Weinstock, Esq.
                          Facsimile:  (310) 203-0567

Notice shall be deemed to have been delivered only upon actual delivery to the intended addressee in the case of either personal, courier, or facsimile delivery. The addresses for purposes of this paragraph may be changed by giving written notice of such change in the manner provided herein for giving notices. Unless and until such written notice is delivered, the latest information stated by written notice, or provided herein if no written notice of change has been delivered, shall be deemed to continue in effect for all purposes hereunder.

          17.  ASSIGNMENT.

               17.1 Assignment by Buyer. Buyer may assign its rights and obligations under this Agreement to any corporation, partnership, trust, limited liability company, or other entity in which Buyer or any affiliate of Buyer is a general partner, managing member, or otherwise controls. Except as set forth above, Buyer may not, voluntarily or by operation of law, assign or otherwise transfer any of its rights or obligations under this Agreement.

               17.2       Buyer Assignee's Rights and
Obligations. In the event of any such assignment by Buyer, the assignee shall be and become (i) the grantee of the Deed, (ii) the insured owner under the Title Policy, (iii) the assignee of any other items of consideration Seller is to assign to Buyer under this Agreement and (iv) the person or entity having the right or obligation to (a) deliver statements, (b) deliver documents, (c) give approvals, (d) waive conditions or (e) make demands, all as may be permitted or required by this Agreement and not then already accomplished by Buyer or another assignee.

          18.  MISCELLANEOUS:

               18.1 Survival.   The representations and
warranties contained in this Agreement shall survive for a period of twelve (12) months following the Closing Date.

               18.2 Parties in Interest. As and when used herein, the terms, "Seller" and "Buyer" mean and include, and this Agreement their respective successor and assigns and shall be binding upon and inure to the benefit of, the above-named Seller and Buyer and their respective successors and permitted assigns.

               18.3 Section Headings. The headings of sections are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Agreement.

               18.4 No Oral Modifications. This Agreement may not be amended or modified except in writing executed by all parties hereto.

               18.5 Full Integration. Buyer and Seller each acknowledge that there are no other agreements or representa tions, either oral or written, express or implied, that are not embodied in this Agreement, and this Agreement, the Exhibits attached to this Agreement, and the Transfer Documents, represent a complete integration of all the prior and contemporaneous agreements and understandings and documents.

               18.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other party shall be a beneficiary hereunder.

               18.7 Seller's Advice of Counsel. Seller acknowledges that (a) Buyer has not made any representation as to the Federal or State tax implications relating to the transactions contemplated herein, (b) Seller has thoroughly read and reviewed the terms and provisions of this Agreement and the Exhibits attached hereto and is familiar with the terms of this Agreement, (c) the terms and provisions contained in this Agreement are clearly understood by Seller and have been fully and unconditionally consented to by it, (d) Seller has had full benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Agreement,
(e) the execution of this Agreement and of the other documents executed pursuant to this Agreement is done freely, voluntarily, with full knowledge, and without duress, (f) in executing this Agreement, Seller is relying on no other representations, either written or oral, express or implied, made to it by any other party to this Agreement, and the consideration received by it under this Agreement has been actual and adequate.

               18.8 Attorneys' Fees. If an action is commenced by a party hereto resulting from a dispute with respect to the transactions contemplated herein, the prevailing party shall be entitled to recover its attorneys' fees and costs from the other party in such action. As used herein, the term "attorneys' fees" means attorneys' fees whether or not litigation ensues and if litigation ensues whether incurred at trial, on appeal, on discretionary review or otherwise.

               18.9 Governing Law. This Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

               18.10 Confidentiality. Unless otherwise agreed to in writing by Seller and Buyer, each party will use reasonable efforts to keep confidential the terms of this Agreement, the possible sale of the Property, and all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property, and will use reasonable efforts to not disclose any such information to any person other than (a) those employed by Seller or Buyer;
(b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property; and
(c) governmental, administrative, regulatory or judicial authori ties in the investigation of the compliance of the Property with applicable legal requirements; and (d) third parties as required under applicable law. The provisions of this paragraph will survive the termination of this Agreement other than by Closing.

               18.11      Captions.  The captions contained in
this Agreement are for convenience only and are not intended to limit or define the scope or effect of any provision of this Agreement.

               18.12      Severability.  The invalidity,
illegality or unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

               18.13      Time of the Essence.  Time is of the
essence of this Agreement and of the obligations required hereunder.

               18.14 Non-Waiver. No delay or failure by any party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

               18.15 Facsimile. The parties hereto and their respective successors and assigns are hereby authorized to rely upon the signatures of each person and entity on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

               18.16      Further Assurances.  Buyer and Seller
agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement and carry out the terms and provisions hereof.

               18.17      Joint and Several Liability.  The
obligations of Seller under this Agreement and the other documents executed pursuant to this Agreement shall be joint and several.

               18.18      Counterparts.  This Agreement may be
executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one Agreement.

               18.19      Seller's Indemnities.  Seller's
indemnities set forth in Sections 6.8 and 6.11 hereof shall survive the Closing and the execution and delivery of the Deed.

               18.20 Reimbursement of Costs to Buyer. In the event CBS exercises its "First Right to Purchase" under the terms of its lease at the Property, Seller shall reimburse Buyer for all costs incurred by Buyer in connection with (i) the negotiation and preparation of this Agreement, and (ii) Buyer's due diligence investigation and analysis of the Property. Such costs shall include, without limitation, attorneys' fees, consultants' fees, inspection fees and costs of any studies or reports prepared on behalf of Buyer. Seller shall reimburse Buyer for any such costs within five (5) business days after Seller's receipt of a demand therefor (which demand shall include invoices reflecting the costs for which reimbursement is sought).



              [SIGNATURES BEGIN ON FOLLOWING PAGE]

          Buyer and Seller have executed this Agreement as of the date written above.


                              "SELLER"

                              FAIRFAX CENTRE, LLC,
                              a California limited liability company

                              By: /s/ Elliot  Gottfrucht
                                    Elliot Gottfurcht
                                    Its: Co-Manager

                              By:  Indoprop, LLC, a California
                                   limited liability company
                                   Its: Co-Manager

                                   By: /s/ Tony Sugiono
                                        Tony Sugiono
                                     Its:  Manager


                              "BUYER"

                              ARDEN REALTY LIMITED PARTNERSHIP,
                              a Maryland limited partnership

                              By:  Arden Realty, Inc., a Maryland
                                   corporation
                                   Its: general partner


                                By: /s/ Richard S. Ziman
                                    Richard S. Ziman
                                     Its: CEO